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                                                                    EXHIBIT 23.2


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


     We hereby consent to the use in the Registration Statement on Form S-8 of our report dated February 27, 2004, except for Note 12 as to which the date is October 14, 2004, relating to the financial statements of VNUS Medical Technologies, Inc., which appears in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
October 20, 2004